EXHIBIT 10.4

Imation Corp. 2005 Stock Incentive Plan

Stock Option Agreement

     This STOCK OPTION AGREEMENT (the “Agreement”) effective as of «GrantDt» is between Imation Corp., a Delaware corporation (the “Company”), and , «Name» a non-employee Director of the Company (the “Participant”), pursuant to and subject to the terms and conditions of the Imation Corp. 2005 Stock Incentive Plan (the “Plan”).

     The Company desires to provide the Participant with an opportunity to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), as provided in this Agreement in order to carry out the purpose of the Plan. The purpose of this Agreement is to evidence the terms and conditions of a Non-Qualified Stock Option granted to the Participant under the Plan.

     Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

Section 1. Grant of Non-qualified Stock Option. Effective «GrantDt» (the “Effective Date”), the Company granted to the Participant the right and option to purchase all or any part of an aggregate of «Shares» («NbrShares») shares of Common Stock on the terms and conditions set forth in this Agreement and in accordance with the terms of the Plan (the “Option”). The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 2. Purchase Price. The purchase price of the shares of Common Stock subject to the Option shall be «Price» per share.

Section 3. Term of the Option. The term of the Option (the “Option Period”) shall be for a period of ten (10) years from the Effective Date, terminating at the close of business on the tenth anniversary of the Effective Date (the “Expiration Date”) or such shorter period as provided in Section 6 hereof.

Section 4. Vesting of the Option. Subject to Section 6 hereof, the Option may be exercised at any time or from time to time during the Option Period, as to any part or all of the shares covered thereby in accordance with the following vesting schedule:

     (a) twenty five percent (25%) of the Option may be exercised at any time on or after the first anniversary of the Effective Date;

     (b) fifty percent (50%) of the Option may be exercised at any time on or after the second anniversary of the Effective Date;

     (c) seventy five percent (75%) of the Option may be exercised at any time on or after the third anniversary of the Effective Date; and

     (d) one hundred percent (100%) of the Option may be exercised at any time on or after the fourth anniversary of the Effective Date.

Section 5. Transferability. The Option may not be assigned, transferred (other than by will or the laws of descent and distribution), pledged, hypothecated (whether by operation of law or otherwise) or otherwise conveyed or encumbered, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of the Plan or this Agreement, or the levy of any execution, attachment or similar process upon the Option, shall be void and unenforceable against the Company and shall constitute an immediate cancellation of the Option.

Section 6. Effect of Termination of Board Service; Change of Control.

     (a) Except as otherwise provided in Section 6(e) hereof, in the event the Participant shall cease to serve on the Board of Directors of the Company for any reason other than removal for cause, Retirement, death or Disability, the Participant may exercise the Option to the extent of (but only to the extent of) the number of vested shares the Participant was entitled to purchase under the Option on the last day of Board service, and the exercise of the Option to that limited extent may be effected at any time within thirty (30) days after the last day of Board service but not thereafter; provided, however, that the Option may not be exercised after the Expiration Date.

     (b) In the event the Participant shall cease to serve on the Board of Directors of the Company upon removal for cause by the Company’s shareholders, the Option shall be terminated as of the date of such removal.

     (c) Except as otherwise provided in Sections 6(b), 6(d) and 6(e), in the event the Participant shall cease to serve on the Board of Directors of the Company because of Retirement, the Option, to the extent not previously exercised or forfeited, shall be exercisable to the extent of (but only to the extent of) the number of vested shares the Participant was entitled to purchase under the Option on the date of the Participant’s Retirement, and the exercise of the Option to that limited extent may be effected at any time within three (3) years after the date of the Participant’s Retirement but not thereafter; provided, however, that the Option may not be exercised after the Expiration Date. If a Participant who has thus retired dies within three (3) years after the date of the Participant’s Retirement and prior to the Expiration Date, the exercise of the Option to the limited extent provided for in the first sentence of this Section 6(c) may be effected by the Participant’s estate or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution at any time within two (2) years after the date of the Participant’s death, but not after the Expiration Date.

     (d) In the event the Participant dies or is deemed to suffer a Disability while serving on the Board of Directors of the Company, the Option, to the extent not previously exercised or forfeited, shall be exercisable to the extent of (but only to the extent of) the number of vested shares the Participant was entitled to purchase under the Option on the date of the

Participant’s death or Disability. In the event of Participant’s death, the exercise of the Option to the limited extent provided for in the first sentence of this Section 6(d) may be effected by the Participant’s estate or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution at any time within two (2) years after the date of the Participant’s death, but not after the Expiration Date. In the event of the Participant’s Disability, the exercise of the Option to the limited extent provided for in the first sentence of this Section 6(d) may be effected by the Participant at any time within two (2) years after the date of the Participant’s Disability, but not after the Expiration Date.

     (e) Notwithstanding the provisions of Sections 4, 6(a), 6(c) and 6(d) hereof, in the event of a Change of Control, the Option shall become immediately exercisable in full as of the date of the Change of Control, and the exercise of the Option may be effected at any time within six (6) months after the date of the Change of Control, but not after the Expiration Date. In the event that the provisions of this Section 6(e) result in “payments” that are finally and conclusively determined by a court or Internal Revenue Service proceeding to be subject to the excise tax imposed by Section 4999 of the Code, the Company shall pay to the Participant an additional amount such that the net amount retained by the Participant following realization of all compensation under the Plan that resulted in such “payments,” after allowing for the amount of such excise tax and any additional federal, state and local income and employment taxes paid on the additional amount, shall be equal to the net amount that would otherwise have been retained by the Participant if there were no excise tax imposed by Section 4999 of the Code.

Section 7. Anti-Dilution Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company or other similar corporate transaction or event affects the shares of Common Stock covered by the Option such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of the shares covered by the Option and the exercise price of the Option.

Section 8. Manner of Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised by delivering written notice to the Stock Plan Administrator pursuant to procedures prescribed by the Company from time to time. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the Participant or such other Person entitled to exercise the Option. Such notice shall be accompanied by payment of the full purchase price of such shares and applicable federal, state, local and foreign withholding taxes, if any. The Participant shall deliver to the Company consideration with a value equal to such purchase price and applicable withholding taxes, if any, payable in whole or in part as follows: (a) cash, check, bank draft, money order or wire transfer payable to the order of the Company, (b) shares of Common Stock owned by the Participant at the time of exercise and/or (c) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. The value of any share of Common Stock delivered in payment of all or part of the purchase price or applicable withholding taxes upon the exercise of the Option shall be the closing sale price of a share of Common Stock on the New York Stock Exchange as reported on the consolidated transaction reporting system on the date the Option shall be exercised or, if such Exchange is not open for trading on such date, on the most recent preceding date on which such Exchange is open for trading. In the event that the Option shall be exercised pursuant to Section 6(c) or 6(d) hereof by any Person or Persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such Person or Persons to exercise the Option. If the Participant fails to pay the full purchase price of such shares or applicable withholding taxes, then the Option, and right to purchase such shares, may be forfeited by the Participant, in the sole discretion of the Committee. The Option may be exercised in whole or in part to the extent the Option is exercisable in accordance with the terms of this Agreement, but only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued upon exercise of the Option, but the Company will pay, in lieu thereof, the Fair Market Value of such fractional share.

Section 9. Issuance of Shares. Upon exercise of all or any portion of the Option, the Company will cause to be issued to the Participant the shares of Common Stock purchased. Notwithstanding anything to the contrary in this Agreement, the Company’s obligation to issue shares of Common Stock shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the condition that such shares shall have been duly listed on the New York Stock Exchange. The Participant shall not have any of the rights and privileges of a shareholder of the Company with respect to the shares of Common Stock subject to this Option unless and until such shares are issued to the Participant upon due exercise of the Option.

Section 10. Taxes. The Participant acknowledges that the Participant will consult with the Participant’s personal tax adviser regarding the income tax consequences of exercising the Option or any other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant.

Section 11. Definitions. Terms not defined in this Agreement shall have the meanings given to them in the Plan, and the following terms shall have the following meanings when used in this Agreement:

     (a) “Change of Control” means any of the following events:

               (i) the acquisition by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or an Affiliate, or any employee benefit plan of the Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding voting securities in a transaction or series of transactions not approved in advance by a vote of a majority of the Continuing Directors (as hereinafter defined); or

               (ii) individuals who, as of the Effective Date, constitute the Board of Directors of the Company (generally the “Directors” and as of the Effective Date the “Continuing Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the Effective Date whose nomination for election was approved in advance by a vote of a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Company, as such terms are used in Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or

               (iii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of a majority of the Continuing Directors; or

               (iv) the first purchase under any tender offer or exchange offer (other than an offer by the Company or an Affiliate) pursuant to which Common Stock is purchased.

     (b) “Disability” shall be as defined under the Imation Corp. Long Term Disability Income Protection Plan as if covered by such plan.

     (c) “Retirement” means retirement under the Imation Corp. Board Retirement Policy.

     (d) “Stock Plan Administrator” means the Committee or any Director, officer or agent of the Company designated by the Committee from time to time.

Section 12. Governing Law. The internal law, and not the law of conflicts, of the State of Delaware will govern all questions concerning the validity, construction and effect of this Agreement.

Section 13. Plan Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By accepting this Option, the Participant confirms that the Participant has received a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of the Plan.

Section 14. No Right to Continue Board Service. Nothing herein shall be construed as giving the Participant the right to continue to serve on the Board of Directors of the Company.

Section 15. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this

Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

Section 16. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Plan, this Agreement and the Option may be amended, altered, suspended, discontinued or terminated to the extent permitted by the Plan.

Section 17. Shares Subject to Agreement. The shares covered by the Option shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 7, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such shares. The Company shall at all times during the Option Period reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

Section 18. Severability. In the event that any provision that is contained in the Plan or this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or this Agreement for any reason and under any law as deemed applicable by the Committee, the invalid, illegal or unenforceable provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction or Option, and the remainder of the Plan or this Agreement shall remain in full force and effect.

Section 19. Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

Section 20. Participant’s Acknowledgments. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board of Directors of the Company, as appropriate, upon any questions arising under the Plan or this Agreement. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Participant will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company, including the Board of Directors of the Company or the Committee, shall be final, binding and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules and regulations.

Section 21. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. This Agreement shall have no force or effect unless it is duly executed and delivered by the Company.

     The Company has caused this Agreement to be signed and delivered as of the date set forth above.

IMATION CORP.

By:

Name:

Title:

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